Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Stran & Company, Inc. of our report dated July 23, 2021, except for the effects on the financial statements of the stock split, as to which the date is October 6, 2021, relating to the financial statements of Stran & Company, Inc. for the years ended December 31, 2020 and 2019.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

November 12, 2021